Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contacts:
Mary Ellen Keating	Joseph J. Lombardi
Senior Vice President	Chief Financial Officer
Corporate Communications	Barnes & Noble, Inc.
Barnes & Noble, Inc.	(212) 633-3215
(212) 633-3323	jlombardi@bn.com
mkeating@bn.com
Andy Milevoj
Director of Investor Relations
Barnes & Noble, Inc.
(212) 633-3489
amilevoj@bn.com

BARNES & NOBLE ANNOUNCES STRATEGIC INVESTMENT MADE BY LIBERTY MEDIA
-Company to add two Liberty designees to its Board -

New York, NY (August 18, 2011)—Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today announced that Liberty Media has invested an aggregate of $204 million in the Company through the purchase of newly issued convertible preferred stock.

Under the terms of the strategic investment, Liberty purchased preferred stock, convertible into approximately 12 million shares or 16.6% (after giving effect to the issuance) of the Company's common stock at a price of $17 per share, and with a dividend rate of 7.75% per annum to be paid quarterly.  The investment, which was approved by Barnes & Noble’s board of directors following a recommendation made by its Special Committee, closed today.  In light of Liberty’s investment, the parties have ceased discussions regarding Liberty’s previously announced acquisition proposal.

Leonard Riggio, Chairman of Barnes & Noble said, “We could not have found a better strategic investor than Liberty Media.  Their investment is a strong endorsement of our overall business and the additional capital will further fuel the explosive growth of our digital strategy.”

“We are excited about Barnes & Noble’s prospects as the leading bookseller in the US and its growth opportunities in the digital world,” said Greg Maffei, Liberty Media’s President and CEO.  “This investment provides Barnes & Noble with capital to grow its business on terms that are attractive for both parties and allows us to play a meaningful role in shaping their success to generate returns for our shareholders and theirs.”

Following expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Liberty will be entitled to elect two nominees to the Company's board of directors.  Barnes & Noble has agreed to expand its board to eleven members and both parties have agreed that Liberty’s two nominees to the Company's board of directors will be Gregory B. Maffei, President and Chief Executive Officer of Liberty and Mark D. Carleton, Senior Vice President of Liberty.

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August 18, 2011

The convertible preferred stock will also be entitled to vote on matters submitted to the Company's shareholders on an as-converted basis following the later of the expiration of the waiting period and the completion of the Company's 2011 annual meeting of shareholders.

The Company will file the investment agreement and associated terms of the preferred stock on a Current Report on Form 8-K to which investors should refer for additional detail on the terms of the preferred stock and the investment.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS), the world's largest bookseller and a Fortune 500 company, operates 705 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 636 college bookstores serving over 4.6 million students and faculty members at colleges and universities across the United States.  Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web's largest e-commerce sites, which also features more than two million titles in its NOOK Bookstore(TM) (www.bn.com/ebooks). Through Barnes & Noble’s NOOK(TM) eReading product offering, customers can buy and read eBooks on the widest range of platforms, including NOOK eBook Readers, devices from partner companies, and hundreds of the most popular mobile and computing devices using free NOOK software.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate website: www.barnesandnobleinc.com.

The All-New NOOK(TM), The Simple Touch Reader(TM), NOOK(TM),  NOOK 1st Edition(TM), NOOK Wi-Fi 1st Edition(TM), NOOK Color(TM), Reader’s Tablet(TM), Fast Page(TM),  NOOK Books(TM),  NOOK Bookstore(TM), NOOK Newsstand(TM), PubIt!(TM),  NOOK Kids(TM), Read In Store(TM), More In Store(TM), NOOK Friends(TM), LendMe(R), NOOK Library(TM), NOOK Boutiques(TM), The Barnes & Noble Promise(TM), NOOK Books en español(TM), NOOK Study(TM), Free Friday(TM), Lifetime Library(TM) and Read What You Love. Anywhere You Like(TM) are trademarks of Barnes & Noble, Inc. Other trademarks referenced in this release are the property of their respective owners.

Follow Barnes & Noble on Twitter (www.bn.com/twitter), Facebook (http://www.facebook.com/barnesandnoble) and YouTube (http://www.youtube.com/user/bnstudio).

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Forward-looking statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble.  When used in this communication, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "will"  and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble's products, low growth or declining sales and net income due to various factors, possible disruptions in Barnes & Noble's computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, potential effects of a bankruptcy filing by one of Barnes & Noble's largest competitors and actions taken by that competitor during bankruptcy, including store closures, sales of inventory at discounted prices and elimination of liabilities, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble's online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of Barnes & Noble's strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects,  product and component shortages, the risk that clearance under the Hart-Scott-Rodino Act with respect to Liberty’s investment in the Company may not be received and the effects of the failure to receive such clearance, and other factors which may be outside of Barnes & Noble's control, including those factors discussed in detail in Item 1A, "Risk Factors," in Barnes & Noble's Annual Report on Form 10-K, filed with the SEC on June 29, 2011, and in Barnes & Noble's other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned.  Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.  Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

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